UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2010 (May 3, 2010)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Chief Financial Officer

The employment of William E. Begley, Jr. the Chief Financial Officer and Treasurer of Magellan Petroleum Corporation (the “Company”), has been terminated pursuant to mutually acceptable terms effective as of May 3, 2010 including the payment of the equivalent of one month’s salary.

Search for New Chief Financial Officer

The Company is conducting a search, with the assistance of an executive search firm, for a new Chief Financial Officer. The Company expects that a new Chief Financial Officer will be named in due course in a timely manner. The change of officers is not related to any change in the Company’s audited financial statements.

Appointment of Interim Chief Financial Officer

In connection with the matter discussed above, the Board of Directors (the “Board”) of the Company has appointed Susan M. Filipos, the Company’s Controller, as the Company’s Interim Chief Financial Officer, effective as of May 3, 2010. Ms. Filipos will serve in this officer position until the Company completes its search for a new Chief Financial Officer. Ms. Filipos, age 47, has served as the Company’s Controller since October 1, 2009. Prior to joining the Company, Ms. Filipos served for ten years as the Controller of a division of Casella Waste Systems, Inc.

The Company confirms, as required by regulations under the Securities Exchange Act of 1934 (the “Exchange Act”), that (1) there is no family relationship between Ms. Filipos and any director or executive officer of the Company, (2) there was no arrangement or understanding between Ms. Filipos and any other person pursuant to which she was elected as an officer of the Company, and (3) there is no transaction between Ms. Filipos and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Filipos Employment Agreement

On September 28, 2009, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ms. Filipos which provides for an at-will term of employment and also contains customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements. The Employment Agreement provides that Ms. Filipos is paid an annual salary (subject to annual adjustment) and is entitled to reimbursement of business expenses while performing services for the Company.

The Employment Agreement may be terminated for “Cause” by the Company, as defined in the Agreement. If the Employment Agreement is terminated for “Cause”, Ms. Filipos will only be entitled to receive payment of the Accrued Obligations (as defined in the Employment Agreement). If the Company terminates Ms. Filipos’ employment for any reason other than death, disability or “Cause”, then the Company shall pay to Ms. Filipos the Accrued Obligations and a severance benefit equal in amount to one-year’s base salary, based upon her then-current base salary without further increase.

A copy of Ms. Filipos’ Employment Agreement, dated September 28, 2009, is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

Award of Stock Options

In connection with her initial appointment as the Company’s Controller, the Company awarded to Ms. Filipos non-qualified stock options (the “Options”) covering 150,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions of the Company’s 1998 Stock Incentive Plan. The exercise price per share of the Options was $1.40, which exercise price was the “fair market value” (as defined in Section 5(c) of the Company’s Incentive Plan) of a share of the Common Stock as of October 1, 2009, the grant date. Ms. Filipos’ Options vest as follows: (a) 75,000 Option shares shall vest in full on October 1, 2010; and (b) 75,000 Option shares shall vest in full on October 1, 2011.

On October 1, 2009, the Company and Ms. Filipos entered into a non-qualified stock option award agreement, evidencing the Options, a copy of which is attached as Exhibit 10.2 hereto and is hereby incorporated herein by reference.

Indemnification Agreement

On May 3, 2010, the Company and Ms. Filipos entered into an Indemnification Agreement related to her service as the Company’s interim Chief Financial Officer. The Indemnification Agreement is substantially identical to the agreements in place for the Company’s other executive officers. A copy of Ms. Filipos’ Indemnification Agreement, dated May 3, 2010, is attached hereto as Exhibit 10.3 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between the Company and Susan M. Filipos, dated as of September 28, 2009.

10.2	Non-qualified Stock Option Award Agreement between the Company and Susan M. Filipos, dated as of October 1, 2009.

10.3	Indemnification Agreement between the Company and Susan M. Filipos, dated as of May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ William H. Hastings
		Name:	William H. Hastings
		Title:	President and Chief Executive Officer

Dated: May 7, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Susan M. Filipos, dated as of September 28, 2009.

10.2	Non-qualified Stock Option Award Agreement between the Company and Susan M. Filipos, dated as of October 1, 2009.

10.3	Indemnification Agreement between the Company and Susan M. Filipos, dated as of May 3, 2010.